EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-16939, 33-32600, 33-43314, 33-43318,
33-56205, 33-62957, 333-00449, 333-01189, 333-33177, 333-43121) of Telxon
Corporation and Subsidiaries of our report, dated August 6, 1999, except for
Note 3, as to which the date is June 29, 2000, relating to the consolidated financial statements and financial statement schedule as of March 31, 1999 and for each of the two years in the period then ended which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
July 7, 2000